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                                    EXHIBIT 10.19

                                   TUMBLEWEED, INC.
                                      BONUS PLAN
                               FOR JOHN A. BUTORAC, JR.
                                AND JAMES M. MULROONEY


     (a) ACCRUAL. In the event that Tumbleweed, LLC, a Kentucky limited liability company merges (the "Merger") into Tumbleweed, Inc. (the "Company"), the Company shall accrue a bonus (the "Accrued Bonus") for the benefit of each of John A. Butorac, Jr. and James M. Mulrooney (collectively, the "Executives") for

          (i) each full calendar quarter occurring on or after the date of the Merger (an "Applicable Quarter") and

          (ii) each full calendar month (an "Applicable Month") occurring on or after the date of the Merger and prior to the first Applicable Quarter in which the Company achieves 70% of the net income goal set forth in the Tumbleweed LLC Bonus Plan (as adjusted by the Compensation Committee of the Board of Directors of the Company to reflect the effects of the Merger and the public offering by the Company) (the "Bonus Plan")) established for such Applicable Quarter or Applicable Month (collectively, "Applicable Periods"). The amount of the Accrued Bonus shall be equal to 12.500% for each Applicable Quarter, and 4.167% for each Applicable Month, of the Executive's Base Salary as of January 1 of the calendar year in which such Applicable Period occurs, multiplied by the Applicable Percentage set forth below that corresponds to the percentage of the net income goal achieved:

          Percentage of Net
          Income Goal Achieved                 Applicable Percentage
          --------------------                 ---------------------

          At least 70% but less than 85%                70%
          At least 85% but less than 100%               85%
          At least 100% but less than 110%             100%
          110% or greater                              110%

     (b) PAYMENT. If the Company achieves at least 70% of the aggregate net income goal set forth in the Bonus Plan for the Applicable Period, the Executive shall be entitled to be paid all Accrued Bonuses for the Applicable Period. If the Company does not achieve at least 70% of the aggregate net income goal set forth in the Bonus Plan for the Applicable Period, no Accrued Bonuses shall be paid unless the Board of Directors of the Company determines that it is appropriate for the Accrued Bonus to be paid because of non-recurring events or other circumstances deemed relevant by the Board of Directors. All Accrued Bonuses that are payable for any Applicable Period shall be paid within 30 days of the release of the audited financial statements for the calendar year.